Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statement (No. 333-258535) on Form S-8 of our report dated March 15, 2023 with respect to the consolidated financial statements of Outbrain Inc.

/s/ KPMG LLP
New York, New York
March 15, 2023